Exhibit 5.1

K R A M E R   L E V I N   N A F T A L I S   &   F R A N K E L   L L P

December 9, 2009

SIGA Technologies, Inc.
420 Lexington Avenue, Suite 408
New York, New York 10170

               Re: SIGA Technologies, Inc.

Ladies and Gentlemen:

     We have acted as counsel to SIGA Technologies, Inc., a Delaware corporation (the “Registrant”), in connection with (i) the preparation and filing of a shelf registration statement on Form S-3, as amended by Amendment No. 1 to such registration statement (the “Registration Statement”) with the Securities and Exchange Commission, relating to the offering from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), among other securities, and (ii) the preparation of a prospectus supplement, dated December 9, 2009 (the “Prospectus Supplement”), in connection with the offer and sale of up to an aggregate of 2,725,339 shares of Common Stock. The Common Stock is being sold to certain investors identified in the Prospectus Supplement pursuant to subscription agreements, dated December 9, 2009 (the “Subscription Agreements”), between the Company and the investors named therein.

     In rendering this opinion, we have examined copies of the following documents (collectively, the “Transaction Documents”):

     A. the Registration Statement;

     B. the Prospectus Supplement;

     C. the Restated Certificate of Incorporation of the Registrant, as amended;

     D. the Amended and Restated Bylaws of the Registrant;

     E. resolutions of the Board of Directors of the Registrant; and

     F. the Subscription Agreements.

1177 AVENUE OF THE AMERICAS       NEW YORK NY 10036-2714       PHONE 212.715.9100       FAX 212.715.8000       WWW.KRAMERLEVIN.COM

ALSO AT 47 AVENUE HOCHE       75008 PARIS FRANCE

K R A M E R   L E V I N   N A F T A L I S   &   F R A N K E L   L L P

SIGA Technologies, Inc.
December 9, 2009

     We have also reviewed such other documents and made such other investigations as we have deemed appropriate. As to various questions of fact material to this opinion, we have relied upon statements, representations and certificates of officers or representatives of the Registrant, public officials and others. We have not independently verified the facts so relied on.

     Based on the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

     The shares of Common Stock to be issued pursuant to each of the Subscription Agreements have been duly authorized and will be validly issued, fully paid and nonassessable when such shares have been duly delivered against payment therefor as contemplated by such Subscription Agreements.

     We express no opinion as to any laws other than the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States of America, that in each case, in our experience, we recognize are normally applicable to transactions of the type contemplated by the Transaction Documents (the "Relevant Laws").

     The opinion expressed herein is based upon the Relevant Laws and interpretations thereof in effect on the date hereof, and the facts and circumstances in existence on the date hereof, and we assume no obligation to revise or supplement this opinion letter should any such law or interpretation be changed by legislative action, judicial decision or otherwise or should there be any change in such facts or circumstances.

     This opinion letter is being delivered to you in connection with the transactions described in the Transaction Documents and may not be relied on or otherwise used by any other person or by you for any other purpose. Notwithstanding the foregoing, we hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company, the incorporation by reference of this opinion in the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

     Thomas E. Constance, a member of this firm, is a director of the Registrant.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP